Exhibit 32.2
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                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350


                  Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Hennessy Advisors, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Teresa M. Nilsen
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Teresa M. Nilsen, Chief Financial Officer
Hennessy Advisors, Inc.

Date: August 2, 2005






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